QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

SALLY BEAUTY HOLDINGS, INC.
LIST OF SUBSIDIARIES

Sally Investment Holdings LLC (Delaware)
    Sally Holdings LLC (Delaware)
        Beauty Systems Group LLC (Delaware)(1)
            Armstrong McCall Holdings, Inc. (Texas)
                Arnolds, Inc. (Arkansas)
                Armstrong McCall Holdings, L.L.C. (Delaware)
            Armstrong McCall Management, L.C. (Texas)
                    Armstrong McCall, L.P. (Texas)
            Innovations-Successful Salon Services (California)
            Procare Laboratories, Inc. (Delaware)
            Neka Salon Supply, Inc. (New Hampshire)
            Salon Success International, LLC (Florida)
            Aerial Company, Inc. (Wisconsin)(1)
            My Best Friend's Hair, LLC (Indiana)(2)
        Sally Beauty Supply LLC (Delaware)
            Diorama Services Company, LLC (Delaware)
        Sally Capital Inc. (Delaware)
        Sally Beauty Distribution LLC (Delaware)
            Sally Beauty International Finance LLC (Delaware)
                Beauty Holding LLC (Delaware)
                    Beyond the Zone, Inc. (Delaware)
                    Silk Elements, Inc. (Delaware)
                    High Intensity Products, Inc. (Delaware)
                    Nail Life, Inc. (Delaware)
                    Sexy U Products, Inc. (Delaware)
                    For Perms Only, Inc. (Delaware)
                    Energy of Beauty, Inc. (Delaware)
                    Miracle Lane, Inc. (Delaware)
                    Tanwise, Inc. (Delaware)
                    Satin Strands, Inc. (Delaware)
                    Brentwood Beauty Laboratories International, Inc. (Texas)
                    Ion Professional Products, Inc. (Delaware)
                    New Image Professional Products, Inc. (Delaware)
                    Esthetician Services Inc. (Delaware)
                    Femme Couture International, Inc. (Delaware)
                    Generic Value Products, Inc. (Delaware)
                    Venique, Inc. (Delaware)
                    Land of Dreams, Inc. (Delaware)
                    Coloresse, Inc. (Delaware)
                    Design Lengths, Inc. (Delaware)
                    Power IQ, Inc. (Delaware)
                    Soren Enterprises, Inc. (Delaware)
            Sally Beauty Distribution of Ohio, Inc. (Delaware)
                Sally Beauty International, Inc. (Delaware)
                    Sally Beauty Supply BV (Netherlands)
                        Pro-Duo Deutschland GmbH (Germany)
                    Sally Beauty Canada Holdings LLC (Delaware)
                    SBCBSG Company de Mexico, S. de R.L. de C.V. (Mexico)
                    SBIFCO Company de Mexico, S.A. de C.V. (Mexico)
                    Sally Beauty International Holdings, C.V. (Netherlands)
                        Sally International Holdings LLC (Delaware)
                        Sally Beauty Holdings LP (Bermuda)

                            Sally EURO Holdings LLC (Delaware)
                            Sally CAD Holdings LLC (Delaware)
                            Sally GBP Holdings LLC (Delaware)
                            Gen X Beauty LLC (Delaware)
                            Sally Beauty Worldwide Holdings BV (Netherlands)
                                SBH Finance B.V. (Netherlands)
                                Sally Beauty de Puerto Rico, Inc. (Puerto Rico)(3)
                                Sally Beauty Netherlands BV (Netherlands)
                                Sally Salon Services (Ireland) Ltd (Ireland)
                                Sally Beauty Colombia S.A.S. (Colombia)
                                Sally Chile Global Holdings SpA (Chile)
                                Sally Chile Worldwide Holdings SpA (Chile)
                                Sally Beauty Brasil Participacoes LTDA. (Brazil)
                                Pro-Duo Spain SL (Spain)
                                        Salon del Exito, S.L. (Spain)
                                Sally UK Holdings Limited (England)
                                    BSG Canada Holdings Company (Nova Scotia)
                                        Beauty Systems Group (Canada), Inc. (New Brunswick)(4)
                                    Sally Salon Services Ltd (England)
                                    MHR Limited (England)
                                    Sally Chile Holding SpA (Chile)
                                        Sally Peru Holdings S.A.C. (Peru)
                                    Sinelco Group BVBA (Belgium)
                                        Sinelco International BVBA (Belgium)
                                             Sinelco Italiana SRL (Italy)
                                        Sinelco France SAS (France)
                                    Salon Services (Hair and Beauty Supplies) Ltd (Scotland)
                                             Salon Services Franchising Ltd (Scotland)
                                    Salon Success Limited (England)(5)
                                    Ogee Limited (England)
                                    Pro-Duo NV (Belgium)
                                             Pro-Duo France SAS (France)
                                             Vigox BVBA (Belgium)
                                             Wacos NV (Belgium)
                                             Kapperscentrale Bauwens N.V. (Belgium)

  (1)
  Doing business as CosmoProf
  (2)
  Doing business as Jada Beauty
  (3)
  Doing business as Belleza
  (4)
  Doing business as CosmoProf and Sally Beauty Supply
  (5)
  Education division doing business as 3•6•5

QuickLinks

  Exhibit 21.1